Exhibit 99.1

IntelGenx Grants Extension of Marketing Exclusivity in the U.S. to Edgemont of Forfivo XL®

Saint Laurent, Quebec - December 2, 2014 - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx") today announced that its licensing partner Edgemont Pharmaceuticals, LLC (“Edgemont”) has exercised its right to extend the license for the exclusive marketing of Forfivo XL® 450 mg tablets.

Under the terms of the extension, Edgemont will retain certain exclusive rights to market and sell Forfivo XL® in the U.S. In exchange, IntelGenx will receive a seven-figure milestone payment. All other financial obligations contained in the license agreement entered into by Edgemont and IntelGenx in February 2012, specifically launch-related and sales milestones, together with the contractual royalty rates on net sales of the product, remain in effect.

“We are very pleased that Edgemont will continue to be the exclusive commercialization partner of Forfivo XL” stated Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We have witnessed significant progress in sales of the product during recent months, with monthly sales exceeding $1 million October and we believe that this growth will continue. We are confident that our partner, Edgemont Pharmaceuticals, has and will continue to make every effort to maximize the potential of Forfivo XL in the U.S.”

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Investor Contact:

COCKRELL GROUP
T: 877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Company Contact:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com